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                                                                   EXHIBIT 10.4



                       DATED THE 12TH DAY OF JANUARY 1999


                    INDUSTRIAL DEVELOPMENT AGENCY (IRELAND)


                                    One Part


                                      With


                     CAMBRIDGE DIAGNOSTICS IRELAND LIMITED


                                   OTHER PART


                              -------------------


                                   LONG LEASE


                             UNIT ID MERVUE, GALWAY


                             ---------------------


                           KENNEDY MCGONAGLE BALLAGH
                                   SOLICITORS
                             20 NORTHUMBERLAND ROAD
                                    DUBLIN 4

                             (IDA/CAMB.LEASE/RPM/P)


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THIS INDENTURE made the 12th day of January 1999 BETWEEN INDUSTRIAL DEVELOPMENT
AGENCY (IRELAND) having its Principal Office at Wilton Park House, Wilton
Place, Dublin 2 (hereinafter called "the IDA") of the one part and CAMBRIDGE DIAGNOSITCS IRELAND LIMITED having its registered office at Unit ID Mervue Industrial Estate, Galway (hereinafter called "the Lessee" which expression shall include its successors and permitted assigns) of the other part.


                                  WITNESSETH:


1. In consideration of the sum of IR (pound)495,000.00 paid by the Lessee to the IDA (the receipt of which he hereby acknowledge) the IDA hereby demisES to the Lessee ALL THAT AND THOSE the premises described in the First Schedule hereto (the "demised premises") TO HOLD the same unto the Lessee for a term of 999 years from the date hereof subject to the yearly rent set out in the First Schedule hereto and to the terms and conditions set out in the Second and Third Schedules hereto.

2. The Lessee hereby covenants with the IDA that it will observe all the terms and conditions contained in the First, Second and Third Schedules hereto as if each term and condition applicable to the Lessee was incorporated as a separate covenant with the IDA.

3. The IPA covenants with the Lessee that it will observe all the terms and conditions contained in the First, Second and Third Schedules hereto insofar as the same are binding upon the IDA as if each term and condition applicable to the IDA was incorporated herein as a separate covenant with the Lessee.

                                FIRST SCHEDULE

                                    PREMISES

1. ALL THAT AND THOSE part of the lands of Ballybaan Beg in the County of Galway more particularly described in the map annexed hereto and thereon surrounded by a red verge line being part of the lands comprised in Folio 54151 of the Register County Galway containing 0.75 acres approximately together with the factory erected thereon.

         1.1      TOGETHER WITH

                  1.1.1 A right of way (in common with the IDA and all other persons having similar rights) for the Lessee, its servants, agents, invitees and licensees for all purposes to pass and repass with or without a means of transport


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                           over the estate roads serving the demised premises
                           coloured yellow on the map annexed hereto.

                  1.1.2 The free passage and running to the demised premises of water, gas, electricity, telephone signals, oil and heating fuels and other services through all pipes, services, mains, ducts, conduits, cables and wires now in, under or over, or at any time within 21 years from the date hereof to be in, under or over the IDA Industrial Estate of which the demised premises form part.

         1.2 EXCEPTING AND RESERVING unto the IDA its successors and assigns and all persons having the like right:

                  1.2.1 the free and uninterrupted passage and running of water, soil, effluent, drainage, gas, oil and electricity, steam, telephone or any other service or supply to and from the other buildings and lands the property of the IDA and its tenants adjoining or near to the demised premises through the sewers, drains, watercourses, conduits, pipes, wires and cables which now are nor may hereafter within the period of 21 years from the date of this Lease during the term hereby granted be in over under or upon the demised premises;

                  1.2.2 at any time hereafter and from time to time full right and liberty to execute works services and erections and buildings upon or to alter or rebuild any of the erections services and buildings erected on its adjoining and neighboring lands and to use the same as it may think fit;

                  1.2.3 the full and free right and liberty to enter (after at least two days notice except in the case of emergency) upon the demised premises at all reasonable times for the purpose of connecting, laying, inspecting, repairing, cleaning, maintaining, altering, replacing or renewing any sewer, drain, main, pipe, wire, cable, watercourse, channel, conduit or subway including the provision of a water meter and to erect, construct or lay in, over, under or across the demised premises not build upon including without prejudice to the generality of the foregoing the route coloured orange on the map annexed hereto any sewers, drains, mains, pipes, wires, cables, poles, structures, fixtures or other works for the drainage of or for the supply of water, gas, electricity, oil, telephone, telex, heating, steam, radio and television signals and other services to other premises for the IDA causing as little inconvenience as possible to the Leases and the IDA making good any damage to the demised premises thereby occasioned;

                  1.2.4 all rights easements and privileges now belonging to or enjoyed by any adjoining property.


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                                 MINING RIGHTS

2. All mines, minerals, mining rights, quarries and royalties whatsoever in or under the demised premises during the term of the demise are expected and reserved out of the demise.

                               RENT AND GALE DAYS

3. The rent of the demised premises shall be payable in advance without any deductions whatsoever on the 1st day of January in each year with the exception of the first installment which shall be paid on the execution hereof. In the first to the fifth year inclusive of the term of the demise the annual rent shall be IR(pound)10 per annum. From the commencement of the sixth year of the term of the demise and for the residue of the term hereby created the annual rent shall be determined as specified in the Third Schedule hereto.

                                SECOND SCHEDULE

1. The Lessee shall pay the rent hereby reserved without any deductions whatsoever on the dates hereinbefore provided for.

2. In addition to the said rent the Lessee shall pay and discharge all taxes, rates, duties, charges, assessments and impositions whatsoever including value added tax whether Parliamentary, Municipal, County, Union, District or any other description which may now or at any time hereafter be assessed, charged or imposed on the demised premises or any part thereof or the rent payable thereout and whether payable by owner or occupier.

3. As the demised premises are situate upon an Industrial Estate, the Lessee shall bear with the owners or occupiers of each other unit in the said industrial estate the cost and expense of all necessary maintenance, repair and up-keep (and operating cost where applicable) of access roads, foot-paths, common areas, drainage and water services and public lighting in the same proportion as the gross floor area of the buildings erected on the demised premises bears to:

         3.1 in the case of a completed estate the total gross floor areas of all the industrial units in the estate and;

         3.2 in the case of a non-completed or part completed estate the total gross floor areas of all the completed units in the estate and where roads and/or services have been provided to un-developed areas of the estate, the gross floor area of buildings in the course of erection and proposed buildings fronting onto such roads and/or services until such time as the same shall have been taken in charge by the Local Authority.

4. The Lessee shall bear with the owners or occupiers of each other unit in the said industrial estate the cost and expense of all necessary estate security in the same


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         proportion as the gross floor area of the buildings erected on the demised premises bears to the gross floor areas of all the completed units in the said estate.

5. Save as provided for in Clause 6 below the Lessee shall not construct any buildings or carry out any other works (including without prejudice to the generality of the foregoing floodlights or illuminated signs) on the demised premises without the prior written consent of the IDA such consent not to be unreasonably withheld.

                          LOCAL AUTHORITY REQUIREMENTS

6. The Lessee shall execute all such works which any County or District Council or other Local or Public Authority may require to be carried out in respect of the demised premises either by the IDA or by the Lessee and immediately after the receipt of any notice regarding such works to be carried out the Lessee shall send a copy thereof to the IDA.

7.       Without prejudice to the generality of Clause 6, the Lessee shall:

         7.1 on receipt of any notice, order or request pursuant to provisions of the Local Government (Planning and Development) Acts 1963 to 1994 and Building Control Act 1990 or any Act or Acts amending extending or replacing the same or any Regulation or Order made thereunder forthwith notify the IDA of this fact and furnish the IDA a copy of any such notice, order or request;

         7.2 indemnify the IDA from and against all actions, claims, suits, demands, penalties or fines for or in respect of any failure to satisfactorily and completely comply with the requirements of such notice, order or request.

                                    REPAIRS

8. The Lessee will at all times well and sufficiently repair, maintain, cleanse and keep the entire of the demised premises in good and substantial repair, condition and state of exterior decoration. The Lessee's obligations under this Clause shall include all fences, drains, sewers or other conveniences and appurtenances belonging to the demised premises. The Lessee shall keep and maintain the lands of the demised premises not covered by buildings in a neat and tidy condition in a manner satisfactory to the IDA.

                            MAINTENANCE OF SERVICES

9. During the term of this lease or until they are taken in charge by the Local Authority (whichever is the lesser period) the IDA shall construct and maintain in good order, repair and condition the roads and footpaths coloured yellow on the map annexed hereto and shall maintain the sewers, drains and watermains (outside the perimeter of the demised premises) which serve the demised premises until the same have been taken in charge by the Local Authority.


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                                USE OF PREMISES

10. The Lessee shall use the demised premises only for manufacturing and ancillary purposes.

11. The Lessee shall not discharge or permit to be discharged into the sewers serving the demised premises any liquid matter or thing which is or may be liable to set or congeal at average sewer temperature or is capable of giving off any inflammable or explosive gas or any acid, alkali or other substance in sufficient concentration to cause corrosion to sewer pipes, penstocks, gratings and sewer fittings.

12. The Lessee shall not discharge or permit to be discharged any effluent into the surface water drainage system.

13. The Lessee shall not do or permit to be done any act or thing which might be or grow to be a nuisance or to the annoyance, damage or inconvenience of the neighbourhood or the property adjoining or near to the demised premises or of the owners or occupiers of any such property.

                                   INSURANCE

14. The Lessee shall keep the demised premises insured against loss or damage by fire, storm, tempest, flood, explosion, aircraft or other aerial devices or articles dropped therefrom. The insurance shall be for the sum of money sufficient to cover the full cost of reinstating the demised premises including architects' fees in the event of total destruction thereof and the IDA shall be noted therein as an interested party.

15. If the demised premises or any part thereof shall at any time during the term be destroyed or damaged by any of the risks mentioned in Clause 14, the Lessee shall apply all monies received in respect of such insurance with all reasonable speed in building, repairing and otherwise reinstating the premised according to the original plan or elevation thereof or as otherwise agreed with the IDA. Any deficiency in such monies shall be provided by the Lessee out of its own funds.

16. The Lessee shall not carry on any business on the demised premises or store any material thereon which might render any such insurance void or voidable.

17. The Lessee shall not do or permit to be done upon the demised premises anything which may render the IDA or the owner or occupier of adjoining premises liable to pay any increased or penal premium in respect of any insurance policies effected by the IDA or the owner or occupier of any adjoining premises or which might render such insurance policies void or voidable or in any way prejudice the right of or increase the responsibility of the IDA or the owner or occupier of adjoining premises under any such insurance policies.


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                                  TERMINATION

18. Notwithstanding anything hereinbefore contained it is expressly agreed by the Lessee and declared that if the rent herein reserved or any part thereof shall at any time be in arrears and unpaid for twenty-one days after it shall become due (whether the same shall have been lawfully demanded or not) or if the Lessee shall be guilty of any breach of the covenants or conditions of this Lease and fail to make good any such breach within a reasonable time it shall be lawful for the IDA to enter upon the demised premises or any part thereof in the name of the whole and peaceably to hold and enjoy the demised premises thenceforth as if these presents had not been made without prejudice however to any claim of the IDA against the Lessee arising out of any antecedent breach of any condition of this Lease.

                                QUIET ENJOYMENT

19. On the Lessee paying the Rent hereby reserved and performing and observing the conditions and agreements of this Lease, the Lessee shall and may peaceably hold and enjoy the demised premises during the term of the Lease without interruption by the IDA or any person lawfully claiming under or in trust for it.

                             ASSENT TO REGISTRATION

20. The IDA hereby assents to the registration of this Lease and the rights hereby granted as burdens on Folio 54151 County Galway and consents to the use of the Land Certificate of the said Folio for the purposes of such registration.

                                THIRD SCHEDULE

1. The yearly rent payable by the Lessee shall be subject to adjustment at the end of the first period of five years and at the end of the second period of five years of the term of this Lease in the manner hereinafter provided and after the first adjustment the Lessee shall pay the amount of the rent as so adjusted in respect of the next following five year period of the said term and thereafter the yearly rent so adjusted for the residue of the said term PROVIDED THAT the yearly minimum rent payable by the Lessee throughout the said term shall be IR(pound)10 per annum and no adjustment made under the provisions of this Schedule shall take effect so as to reduce the said rent below the said figure.

2. Subject to the provisions of this Schedule, the said adjustment at the end of each of the said periods of five years hereinbefore mentioned shall be calculated by reference to the change in the cost of living as indicated by the Consumer Price Index ("the Index") issued by the authority of the Central Statistics Office of Ireland and at present officially published in the Irish Statistical Bulletin and shall be made by increasing the yearly rent payable at the end of the said periods of five years in proportion to the rise or fall in the respective Index figures current on the first day of each of the said periods of five years compared with the Index figures current on the last day of each of the said periods.


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3.       For the purpose of this paragraph, the Index figure current on the date aforementioned shall be that published on either of the said dates in the Irish Statistical Bulletin or other official publication, or if not published on either of the said days, then last published in the said Bulletin or publication immediately before either of them.

4. If during the said periods of five years, the basis of the Index shall be changed by substituting a new basic or starting Index figure or otherwise the adjustment of the rent to be paid for the period following the expiration of the said periods of five years shall in default of agreement between the parties be determined by a Professional Valuer to be nominated by the President for the time being of the Irish Auctioneers & Valuers Institute and his determination shall be that of an Expert and not of an Arbitrator and shall be binding upon the parties and in making his determination the said person shall have regard to any official publication relating to the change in the cost of living during the said period issued by the authority of the Government of Ireland or by any responsible organisation PROVIDED THAT the adjustment in the rent to be made at the end of the said periods of five years during which the basis of any new or revised Index remains unchanged shall continue to be made in accordance with the provisions of Paragraphs 1 and 2 hereof and FURTHER PROVIDED that notwithstanding anything hereinbefore provided the amount of any adjustment in Rent shall not exceed ten percent of the rent payable immediately prior to such adjustment.

IT IS HEREBY CERTIFIED by the Lessee that it is the person becoming entitled to the entire beneficial interest in the interest hereby created and that all necessary consents under Sections 12 and 45 of the Land Act 1965 have been obtained and that all conditions attached hereto have been complied with.

IT IS HEREBY FURTHER CERTIFIED for the purposes of the stamping of this instrument that this is an instrument to which the provisions of Section 112 of the Finance Act 1990 do not apply for the reasons that it is a Lease of an industrial site.

IT IS HEREBY FURTHER CERTIFIED that no part of the consideration for the sale is attributable or deemed to be attributable to residential property.

IN WITNESS whereof the above-named parties have executed these presents the day and year first herein written.



                                          PRESENT when the Common Seal of
                                          INDUSTRIAL DEVELOPMENT
                                          AGENCY (IRELAND) was affixed hereto:

                                          /s/ [Signature illegible]
                                          -------------------------------------
                                          AUTHORISED OFFICER


                                          /s/ [Signature illegible]
                                          -------------------------------------
                                          AUTHORISED OFFICER


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                                          PRESENT when the Common Seal of
                                          CAMBRIDGE DIAGNOSTICS IRELAND
                                          LIMITED was affixed hereto:

                                          /s/ Conor O'Shea
                                          -------------------------------------
                                              Secretary


                                          /s/ Kenneth Legg
                                          -------------------------------------
                                              Director




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                                    Annex I

                      [A map of the property is included.]




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